EXHIBIT 10.2
*** Certain information in this Exhibit has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.
2009 LIVESTOCK PRODUCTS DISTRIBUTION AGREEMENT
     This Livestock Products Agreement (“Agreement”) effective as of January 1, 2009 (“Effective Date”) is made by and between Pfizer Inc., 812 Springdale Drive, Exton, PA 19341 (“Pfizer”) and, Professional Veterinary Products, Ltd., 10077 South 134th Street, Omaha, Nebraska 68138 (“PVPL”).
WHEREAS, PVPL is in the business of buying and selling animal health products and servicing customers for those products, and
WHEREAS, PVPL and Pfizer wish to set forth the terms of their relationship related to the purchase and supply of such products,
NOW, THEREFORE, in consideration of the promises and covenants contained herein, the parties hereby agree as follows:
Definitions:
“PARTICIPATING CUSTOMERS” shall mean customers from the list of customers approved by Pfizer who have entered into a Leaders Edge Agreement with Pfizer.
“Products” shall mean the Pfizer cattle and swine products sold to PVPL by Pfizer pursuant to this Agreement (and referenced in Schedule A to this Agreement).
“Sales Out” shall mean the reported sales by PVPL to Covansys and accepted by Pfizer.
“Strategic Accounts” shall mean all those PARTICIPATING CUSTOMERS listed in Schedule B hereto,
1. (a) Pfizer shall continue to promote its Products to certain select customers in the livestock field. The parties agree that each time a PARTICIPATING CUSTOMER selects PVPL as their supplier and to service that customer’s account, Pfizer shall send to PVPL a Pfizer Suggested Resale Price List which shall specify the Pfizer Products and the Pfizer suggested resale prices quoted to such PARTICIPATING CUSTOMER (hereafter “SUGGESTED RESALE PRICE LIST”). Each such SUGGESTED RESALE PRICE LIST shall be incorporated into and become part of this Agreement. Please find the current SUGGESTED RESALE PRICE LIST listed on Schedule C hereto. Also included on Schedule C is the current Pfizer Livestock Distributor Pricing. The Products and suggested resale prices are subject to change at any time in Pfizer’s sole discretion upon [***] prior written notice.
     (b) Pfizer reserves the right to add or delete PARTICIPATING CUSTOMERS or Strategic Accounts at any time at Pfizer’s sole discretion. Pfizer will provide written notice to PVPL of any changes. Pfizer will notify PVPL of any (i) additions to the Strategic Accounts list within twenty-four (24) hours of Pfizer’s receipt of the customer contract and (ii) removals from the Strategic Accounts list within four (4) business days prior to the removal effective date.
2. (a) PVPL represents and warrants that for the purposes of this Agreement, it is in the business of purchasing Products from Pfizer for the sole purpose of resale and distribution, is registered within the state(s) with which it does business, is compliant with all pharmacy and distribution licensing requirements within the state(s) with which it does business, and is compliant with and capable of participating in Electronic Data Interchange (EDI).
     (b) PVPL agrees to purchase from Pfizer, at credit terms agreed to between the parties and as may be further set forth on Pfizer’s invoices, Products sufficient to fulfill demand from all customers to whom PVPL will sell Products in the quantities desired by the customers.
     (c) PVPL agrees to maintain an inventory of Products equal to [***] Demand but excluding all Products indicated on Schedule A as ineligible for RSA payments. For purposes of this Agreement “Demand” shall mean [***].
     All Products shall count towards the amount held in inventory by PVPL. PVPL and Pfizer agree to act in good faith to resolve any material differences in the on hand inventory calculations.
     (d) Pfizer reserves the right to allocate purchases such that PVPL may not purchase more than [***]. Exceptions must be approved by Pfizer’s New York headquarters.
     (e) PVPL agrees that all sales of Pfizer Products from PVPL to a PARTICIPATING CUSTOMER shall reflect the specific prices for each Product provided for in that PARTICIPATING CUSTOMER’S most recent SUGGESTED RESALE PRICE LIST. In the event that the price listed on a PARTICIPATING CUSTOMER’S most recent SUGGESTED RESALE PRICE LIST for any particular Product is lower (at the time of consummation of a sale of such particular Products between PVPL and that PARTICIPATING CUSTOMER) than the price paid by PVPL to Pfizer for such Product, Pfizer agrees to credit PVPL’s account for the amount of such difference.

     3. Nothing herein contained shall create or be deemed to create any relationship between the parties other than as specifically provided for herein. No employment, partnership, specific or general agency relationship shall exist unless specifically provided for in writing between the parties. PVPL shall not represent, directly or indirectly, expressly or by implication, that any such relationships exist and/or that PVPL has any authority except as set forth in this Agreement.
     4. PVPL shall use commercially reasonable efforts to provide appropriate service to the customers to whom PVPL will sell hereunder. For customers serviced pursuant to this Agreement, PVPL shall:
     (a) Store its inventory of Pfizer Products under conditions (including refrigeration where appropriate) in accordance with package labeling or other written instructions from Pfizer to ensure that such Products retain their potency, purity, quality, and identity;
     (b) Provide to Covansys by the close of business on Friday of each week an inventory report covering all Product inventory purchased from Pfizer and setting forth in dollars at PVPL’s acquisition cost from Pfizer the amount of inventory by species. PVPL agrees that Pfizer shall have the right, upon reasonable advance notice and during business hours to audit inventory in the possession of PVPL to confirm compliance with this paragraph 4(b) and to confirm the accuracy of the data contained in the report;
     (c) Provide to Covansys its Health Industry Number, Customer Health Industry Number, Pfizer Product number, transaction date, ship to zip code, number of units and price with respect to each sale of Product, and unit inventories on each Pfizer Product sku that PVPL sells;
     (d) Provide Sales Out data, which shall include Leaders Edge and Non-Leaders Edge sales, to Covansys within ten (10) working days of the date of each invoice. PVPL will use its best efforts to ensure Sales Out data integrity and timeliness:
     (e) Submit all orders to Pfizer via EDI. EDI report 867 is the acceptable format:
     (f) Establish any service fee or other charge or discount to any customer including PARTICIPATING CUSTOMERS for Pfizer Products independently and at its sole discretion;
     (g) Provide regularly scheduled delivery service to its customers and use commercially reasonable efforts to anticipate its customers’ requirements for Pfizer Products. In the event Pfizer delivers any product order to PARTICIPATING CUSTOMERS (drop ship), no consideration shall be payable to PVPL for that order under paragraph 5 below, provided that Pfizer will pay PVPL for any drop ship if such shipment is made necessary by the unavailability of Pfizer Products;
     (h) PVPL agrees that credit limits established by Pfizer shall be subject to change upon written notice by Pfizer in its sole discretion and that no Product shipments will be made to PVPL in excess of the established credit limits;
     (i) Invoice customers in an accurate and timely manner;
     (j) Refer to that PARTICIPATING CUSTOMERS SUGGESTED RESALE PRICE LIST on each invoice for Pfizer Products:
     (k) Take no action, whether or not identified above, that would harm the Goodwill or name of Pfizer, or damage the interests of Pfizer or the Products, other than where supported by sound factual evidence, including, but not limited to, the diversion of Products and statements of false information. For purposes of this Agreement “Goodwill” shall mean the marketplace advantage of customer patronage and loyalty developed with continuous business under the same name over a period of time; and
     (l) Make payment to Pfizer for all Products purchased from Pfizer net [***]. In the event PVPL fails to maintain the inventory levels specified in paragraph 2(c) above Pfizer shall have the right, upon [***] written notice to PVPL, to receive payment from PVPL net [***].
     5. In consideration of PVPL undertaking the obligations set forth herein Pfizer shall make payments to PVPL in accordance with Schedule D hereto.
     6. All sales of Products to PARTICIPATING CUSTOMER or Strategic Accounts for whom a SUGGESTED RESALE PRICE LIST has been incorporated into this Agreement are covered by this Agreement with regard to compensation payable to PVPL hereunder. Any transaction involving Products with any customer including a PARTICIPATING CUSTOMER for which PVPL has not been selected by that PARTICIPATING CUSTOMER as the distributor are not covered by this Agreement with regard to compensation payable hereunder.
     7. (a) PVPL shall not be provided with any rebate, discount or other compensation for Products handled under this Agreement unless specifically set forth herein. PVPL will NOT be eligible to collect an RSA on any lateral sales to an unauthorized Pfizer distributor. (It is PVPL’s obligation to confirm with Pfizer, prior to making a sale, as to whether a distributor is an authorized distributor.) All sales by Pfizer to PVPL shall be at the then current Pfizer list price but subject to appropriate credits in accordance with paragraph 2(e). Pfizer shall have the right to raise or change the price of any or all Products to PVPL on [***] prior written notice, Pfizer shall be free to limit sales of any or all Products to PVPL in advance of any price increase.

          (b) The parties agree that Pfizer shall not be obligated to issue credits for any returns that exceed the current average of returns of distributors as specified below unless such returns are the subject of a recall or made at the request of Pfizer. The current average of returns of distributors for the calendar year of the contract timeline January 1, 2009 to December 31, 2009 shall be:
     Distributor Average Returns (credits and exchanges) as a % of sales: [***] %
     8. The payments described in Schedule D hereto constitute full and complete compensation for PVPL.
     9. All returns shall be approved by Pfizer and subject to Pfizer’s Returned Goods Policy, attached hereto as Schedule F. PVPL may not offset payment to Pfizer of invoice amounts as credit for any compensation payable hereunder. Pfizer shall make bi-monthly payments of appropriate fees to PVPL.
     10. PVPL and Pfizer agree that, under the specific circumstances delineated in this Section 10, Pfizer, at Pfizer’s sole discretion, may recoup the sums outstanding to it from PVPL against those sums which may become due from Pfizer to PVPL, in that the obligations arise from mutual transactions. The specific circumstances which will enable Pfizer to initiate recoupment are:
          (a) PVPL becomes insolvent, which shall be defined as:
               (i) the sum of PVPL’s debts is greater than all of PVPL’s property (“Balance Sheet Test”); or
               (ii) PVPL is generally not paying its debts as they come due; or
               (iii) PVPL has failed to act in good faith for a period in excess of six (6) months to resolve any outstanding invoice or purchase order issues or reconciliations.
          (b) PVPL commences a liquidation of its operations by means of a sale of its assets in their entirety or piecemeal; or
          (c) PVPL ceases its business operations whether or not such cessation is voluntary or involuntary; or;
          (d) PVPL files a proceeding pursuant to the U.S. Bankruptcy Code or any state court proceeding, including an Assignment for the Benefit of Creditors.
     11. Nothing in this Agreement shall be deemed to preclude PVPL from negotiating a service fee or any other consideration from, or providing any discount or rebate to, any customer, including PARTICIPATING CUSTOMERS for any services provided by PVPL.

     12. PVPL shall distribute Pfizer Products only under the labeling provided by Pfizer or as otherwise approved in writing by Pfizer; prescribe, recommend, suggest, and advertise each Product for use only under the conditions stated in the labeling provided by Pfizer; and observe all federal, state, and local laws governing the distribution of the Products.
     13. Nothing in this Agreement shall be deemed to limit Pfizer’s ability to sell any Product at any time to any customer including PARTICIPATING CUSTOMERS or any other party. Transactions consummated directly between Pfizer and any such customer or other party shall not qualify for any of the compensation payable to PVPL hereunder. Nothing in this Agreement shall be deemed to limit PVPL’s ability to sell non-Pfizer products at any time to any customer including PARTICIPATING CUSTOMERS or any other party. PVPL’s active promotion or sale of products not made by Pfizer will not be considered harmful to the Goodwill or name of Pfizer, or the Products, provided that the Pfizer Products are not maligned in any way as prohibited under Section 4(k) of this Agreement
     14. EXCEPT AS SET FORTH IN THIS AGREEMENT, IN THE LABELING OF THE PRODUCTS SOLD HEREUNDER, OR AS OTHERWISE SPECIFIED IN WRITING BY PFIZER, PFIZER MAKES NO EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO THE PRODUCTS.
          (a) Pfizer shall defend, indemnify, and hold PVPL harmless from all liabilities, claims, demands, damages, costs and expenses, or money judgments incurred by PVPL or rendered against it resulting from (a) any breach by Pfizer of this Agreement, (b) third party claims or actions for personal injury or property damage which arise out of the distribution or sale of Pfizer products or the failure to warn, except to the extent that such personal injury or property damage arises out of the negligence or willful misconduct of PVPL, and (c) any claim that the Products, as sold by Pfizer, were defective. In the event Pfizer is found by any court of competent jurisdiction to be liable for any claim based in products liability, then Pfizer shall reimburse PVPL’s reasonable legal fees incurred in the course of cooperating with Pfizer’s defense. To be covered by this defense and indemnity, PVPL must: promptly notify Pfizer of any such claim; allow Pfizer to fully control the defense and/or resolution of the claim; and cooperate fully with Pfizer in the matter. This defense, indemnity and payment for legal fees shall not apply to claims alleging: PVPL alteration, negligent handling or improper storage of the Products; sale of outdated Products; sale or recommendation of the Products for uses or in a manner not set forth in either the labeling supplied by Pfizer or as otherwise specified by Pfizer in writing; or sale of the Products after receipt of written notice from Pfizer that such sales should be halted,
          (b) In no event shall either party be liable to the other party for special, collateral, incidental, punitive or consequential damages in connection with or arising out of this Agreement. Except as provided under subparagraph 14(a), above, total damages recoverable against Pfizer by PVPL shall be exclusively limited to the purchase price of the Products with respect to which damages are claimed.
     15. PVPL and Pfizer acknowledge that in the performance of their duties hereunder each may obtain access to “Confidential Information” (as defined below) of the other. PVPL and Pfizer agree that during the term of this Agreement and for a period of three (3) years after the termination of this Agreement, unless specifically permitted in writing by the other party, which permission shall not be unreasonably withheld, especially in connection with a sale of all or a substantial portion of PVPL’s business, to (a) retain in confidence and not disclose to any third party and (b) use only for the purpose of carrying out their duties hereunder, any such Confidential Information. As used herein the term “Confidential Information” means any information, or data, whether of a business or scientific nature and whether in written, oral or tangible form, relating to Pfizer’s and PVPL’s business or potential business or its research and development activities, not generally available to or known to the public, and not otherwise known to the receiving party, that is disclosed to or learned by the other party pursuant hereto. “Confidential information” does not mean or include any information: (a) which is, at the time of disclosure, available to the general public; or (b) which following disclosure becomes available to the general public through no fault of the recipient; or (c) which recipient can demonstrate was in its possession before receipt; or (d) which is disclosed to recipient without restriction on disclosure. Upon written request from either party after completion of the work provided for hereunder or other termination of this Agreement each party will return to the other party any documents, or copies thereof, or any product samples, containing or constituting Confidential Information disclosed to or generated by either party in connection with this Agreement.
     16. All notices or communications given hereunder by one party to the other shall be sent by hand or by first class prepaid registered or recorded delivery post or by facsimile addressed to such party as follows:
     If to Pfizer:
Pfizer, Inc.
Attention: President, Animal Health
235 East 42nd Street
New York, NY 10017
     If to PVPL:
Professional Veterinary Products, Ltd.
Attention: President
10077 South 134th Street
Omaha, NE 68138
Either party may change its address by giving written notice to the other party.

     17. This Agreement shall be effective as of January 1, 2009 and shall continue in force until December 31, 2010. This Agreement may be terminated by either party upon thirty (30) days prior written notice. Such termination may be without cause. This Agreement may be terminated immediately by either party upon written notice in the event of a material breach by the other. In the event PVPL takes any action that harms or damages the interests of Pfizer or the Products, other than where supported by sound factual evidence, including, but not limited to, the diversion of Products and statements of false information, Pfizer may terminate this Agreement immediately upon written notice.
     18. This Agreement shall governed by the laws of the State of New York applicable to contracts made and performed therein. This Agreement is not assignable without the express written consent of the other party, and may be modified or amended only in writing signed by both parties.
     19. This Agreement and documents referred to herein embody the entire understanding between the parties hereto, will supersede prior agreements relating to the Products. No activities conducted pursuant to this Agreement or related thereto, including but not limited to the future planning activities of the parties, shall be deemed to give rise to any obligations on the part of either party other than as expressly provided for herein.
     IN WITNESS WHEREOF, intending to be legally bound, the parties have executed Agreement.

PVPL		Pfizer Inc.

By	/s/ Steve Price Steve Price	By	/s/ Clinton A. Lewis, Jr. Clinton A. Lewis, Jr.
	President		President, U. S. Operations
Pfizer Animal Health

Date	12/10/08	Date	12/11/08